EXHIBIT 4.2

RTC
NUMBER                    RTC CRUISES, LTD.                         SHARES

                INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS
CONVERTIBLE REDEEMABLE
PREFERRED STOCK,
PAR VALUE $.0003 PER SHARE

                                                             CUSIP G7703Q 20 9

THIS CERTIFIES THAT

is the owner of

         FULLY PAID AND NON-ASSESSABLE SHARES OF THE CONVERTIBLE REDEEMABLE PREFERRED STOCK, PAR VALUE $.00003 PER SHARE ("PREFERRED STOCK"), OF
RTC CRUISES, LTD. (thereinafter called the "Corporation") transferable only on the books of this Corporation by the holder hereof in person or by attorney, upon surrender of this Certificate properly endorsed. This Certificate is issued by the Corporation subject to all the terms and conditions pertaining to the Preferred and Common Stocks of the Corporation contained in its Memorandum of Association and Articles of Association, each as amended, copies of which are in the office of the Corporation, to which reference is hereby made. This Certificate is not valid until countersigned and registered by the transfer agent and registrar.
         Witness the facsimile Seal of the Corporation and the facsimile signatures of its duly authorized officers and directors.

Dated:                       RTC CRUISES, LTD.                 RTC CRUISES, LTD.
                              CORPORATE SEAL
                                 FLORIDA

          Secretary                                            Director



                 COUNTERSIGNED AND REGISTERED:

                     AMERICAN STOCK TRANSFER & TRUST COMPANY
                              (NEW YORK, NEW YORK)
                                            TRANSFER AGENT AND REGISTRAR

                  BY __________________________________________
                             AUTHORIZED SIGNATURE

                                RTC CRUISES, LTD.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM - as tenants in common                       UNIF GIFT MIN ACT -_______ Custodian _______
                                                                                  (Cust)           (Minor)

         TEN ENT - as tenants by the entireties               under Uniform Gifts to Minors

         JT TEN - as joint tenants with right of              Act ______________________________
                    of survivorship and not as tenants                                  (State)
                    in common

                  Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, _________________HEREBY SELL, ASSIGN AND TRANSFER UNTO

         PLEASE INSERT SOCIAL SECURITY OR OTHER
         IDENTIFYING NUMBER OF ASSIGNEE

         [                             ]

         ______________________________________________________________________
         Please print or typewrite name and address of assignee

         _______________________________________________________________ SHARES
         REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT______________________________________________ TO
         TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN-NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

         DATED: _____________________________________


         SIGNATURE GUARANTEED

         ________________________________________


         ______________________________________________________________________
         NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

         IMPORTANT: SIGNATURE(S) MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE, OR MIDWEST STOCK EXCHANGE.